UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2009
NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-52681 (Commission File Number)	25-1618281 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	333-28751 (Commission File Number)	39-1580331 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On November 10, 2009, Neenah Foundry Company (the “Company”) and certain subsidiaries of the Company (together with the Company, the “Borrowers”) entered into an Amendment No. 2 to Amended and Restated Loan and Security Agreement and Forbearance Agreement (the “Forbearance Agreement”) with Bank of America, N.A., as administrative agent and as a lender, and the other lenders party thereto (collectively, the “Lenders”), with respect to that certain Amended and Restated Loan and Security Agreement, dated as of December 29, 2006, among the Borrowers and the Lenders from time to time party thereto (as amended, the “Credit Agreement”).
          Pursuant to the Forbearance Agreement, the Lenders agreed to, among other things, forbear from exercising certain of the Lenders’ rights and remedies in respect of or arising out of certain specified defaults that had occurred as of November 10, 2009 and that are expected to occur during the effective period of the Forbearance Agreement, including the Company’s anticipated failure to satisfy its minimum fixed charge coverage ratio under the Credit Agreement for the 2009 fiscal year. The Forbearance Agreement is effective until the earlier of (i) December 23, 2009, (ii) the occurrence or existence of any event of default other than the events of default specified in the Forbearance Agreement, or (iii) the occurrence of a “termination event” under the Forbearance Agreement. A “termination event” includes the initiation of any action by any Borrower to invalidate or limit the enforceability of (i) the acknowledgements set forth in the Forbearance Agreement relating to obligations of the borrowers, security interests and the binding effect of agreements relating to the Credit Agreement, (ii) the release set forth in the Forbearance Agreement or (iii) the covenant not to sue set forth in the Forbearance Agreement.
          Among other modifications to the Credit Agreement, pursuant to the Forbearance Agreement, (i) a block of $1 million was established that acts to reduce availability under the borrowing base as set forth in the Credit Agreement, (ii) the Lenders confirmed $1.5 million of additional reserves against availability under the borrowing base as set forth in the Credit Agreement that had been established during 2009, (iii) certain other modifications were made to the calculation of the borrowing base under the Credit Agreement, and (iv) the applicable margin for base rate loans was increased to 3.75%, the applicable margin for LIBOR loans was increased to 5.25% (and a floor of 1.50% was established for LIBOR), and the unused facility fee was increased to 1.00%. The Borrowers also paid a forbearance fee of $250,000 pursuant to the Forbearance Agreement.
          In addition, the Borrowers agreed to (i) continue to use certain efforts to pursue additional financing and, in the absence of such financing, to use certain efforts during the term of the Forbearance Agreement to pursue a restructuring of certain of the Company’s outstanding indebtedness, (ii) to engage an operational consultant to prepare a report to be provided to the Lenders evaluating the operational components of the Borrowers’ businesses, and (iii) arrange for an updated appraisal of the Borrowers’ eligible inventory included in its borrowing base under the Credit Agreement, which appraisal would become effective at the expiration of the Forbearance Agreement absent an agreement of a majority of the Lenders otherwise. The Borrowers also agreed to minimum monthly EBITDA thresholds during the term of the Forbearance Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NEENAH ENTERPRISES, INC.
Date: November 13, 2009	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

NEENAH FOUNDRY COMPANY
Date: November 13, 2009	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer